Exhibit 99.1

PIEDMONT OFFICE REALTY TRUST

REPORTS FIRST QUARTER RESULTS

ATLANTA, May 11, 2010 – Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM), an owner of Class A properties located primarily in the ten largest U.S. office markets, today announced its results for the quarter ended March 31, 2010.

Donald A. Miller, CFA, President and Chief Executive Officer stated, “The leasing market remains challenging but we are pleased with our execution of over 180,000 square feet of new and renewal leases at our office properties during the quarter, along with 174,000 square feet of industrial leasing activity, allowing us to maintain stable occupancy. We are focused on our future lease expirations and are committed to achieving results that will best position us to enhance future earnings growth. We continue to seek opportunities to put our balance sheet capacity to work and believe that we should have a competitive advantage in capturing portfolio transactions that will enhance our current operating footprint.”

Results for the First Quarter ended March 31, 2010

Piedmont’s net income available to common stockholders was $31.5 million, or $0.19 per diluted share, for the first quarter 2010, compared with the $29.0 million, or $0.18 per diluted share for the first quarter of 2009 (a 5.6 percent increase on a per share basis after accounting for the issuance of additional shares during first quarter 2010). Funds from operations (FFO) for the quarter totaled $69.2 million, or $0.42 per diluted share, compared to $68.4 million, or $0.43 per diluted share, in the first quarter of 2009. Adjusted FFO (AFFO) in the first quarter totaled $60.6 million, or $0.37 per diluted share, as compared to $59.6 million, or $0.37 per diluted share, in the first quarter 2009. Revenues for the quarter ended March 31, 2010 totaled $148.4 million compared to $153.7 million in the prior year period.

Of the 180,000 square feet of office leases executed during the first quarter of 2010, approximately one-half were renewals and the other half new leases. On March 31, 2010, the Company’s office portfolio was 89.6 percent leased with a weighted average lease term remaining of 5.7 years. Same store net operating income on a cash basis was $91.9 million, down 2.6 percent from $94.4 million in the prior year period, largely attributable to a partial lease expiration at Aon Center in Chicago and rent abatements on two recently executed renewal leases.

Leasing Update

At the end of March, 2010, the Company had roughly 1.2 million square feet, or 5.8 percent of rentable square footage of its office portfolio, due to expire during 2010, with the majority of these leases scheduled to expire toward the end of the year. The Company is actively managing its upcoming lease expirations and is also in negotiation with the two largest tenants whose leases expire in 2011. The Company has already been successful in mitigating the majority of its releasing exposure associated with the expiration of the Kirkland & Ellis lease at its Aon Center property through the previously announced lease transaction with KPMG.

Balance Sheet and Capital Markets Activities

As previously communicated, Piedmont’s Class A common stock became publicly traded on the New York Stock Exchange on February 10, 2010. In connection with the listing, the Company issued 13.8 million Class A common shares (8.7 percent of all outstanding common stock as of December 31, 2009) in an underwritten public offering resulting in net proceeds of $184.5 million.

As of March 31, 2010, Piedmont’s total gross real estate assets were $4.6 billion with total debt of $1.4 billion. Total debt-to-total gross assets was 26.6 percent and net debt (total debt less cash and cash equivalents)-to-core EBITDA was 3.7x. The Company’s fixed charge coverage ratio was 4.6x. As of March 31, 2010, Piedmont had cash and capacity on its unsecured credit line of approximately $567 million and no debt maturities in 2010.

Dividend

On May 11, 2010, the board of directors of Piedmont declared dividends for the second quarter 2010 in the amount of $0.315 (31.50 cents) per share on all classes of outstanding common shares of Piedmont to stockholders of record for such shares as shown on the books of Piedmont at the close of business on June 15, 2010. Such dividends are to be paid on June 22, 2010.

Disposition of Real Estate Assets – 111 Sylvan Avenue

Subsequent to quarter end, Piedmont entered into a binding purchase and sale agreement to dispose of 111 Sylvan Avenue located in Englewood Cliffs, NJ for a gross sales price of approximately $55.0 million, exclusive of closing costs, with an anticipated closing date of December 1, 2010. 111 Sylvan Avenue is a 410,000 square foot, three-story building constructed in 1953 and it is currently leased entirely to Citicorp through November of this year. Piedmont anticipates recording a $9.8 million impairment charge in the second quarter related to the write-down of this property to fair market value in anticipation of the sale. The estimated impairment charge is subject to change as additional information becomes available in subsequent periods.

Guidance for 2010

Excluding the impairment charge related to the potential disposition set forth above, the Company reaffirms financial guidance for full-year 2010 based on management’s expectations as follows:

	Low		High
Net Income (excluding the $9.8 million impairment charge)	$117	-	$124 million
Add: Depreciation & Amortization	$152	-	$154 million
Core Funds from Operations (excludes impairment charges)	$269	-	$278 million
Core FFO per diluted share (excludes impairment charges)	$1.56	-	$1.62

Our anticipated $9.8 million charge on the 111 Sylvan Avenue property will not have an impact on our reported Core FFO, but it will impact FFO as previously estimated by roughly $0.055 per share. The opportunity to sell 111 Sylvan Avenue was not contemplated in our original FFO guidance. Note that individual quarters may fluctuate on both a cash and accrual basis due to timing of repairs and maintenance, capital expenditures and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release and does not include any future potential litigation reserve adjustments, or the impact of any potential acquisitions, divestitures or impairments.

Non-GAAP Financial Measures

This release contains certain supplemental non-GAAP financial measures such as FFO, AFFO, Core FFO, Same store net operating income, and Core EBITDA. See below for definitions and reconciliations of these metrics to their most comparable GAAP metric.

Conference Call Information

Piedmont has scheduled a conference call for Wednesday, May 12th, 2010 at 8:30 am Eastern Time. Dial-in numbers are (877) 407-9039 for participants in the United States and (201) 689-8470 for international participants. There will also be a live audio webcast of the call, which may be accessed on the Company’s website at www.piedmontreit.com in the Investor Relations section. A replay of the conference call will be available until Wednesday May 26, 2010, and can be accessed by dialing (877) 660-6853, or (201) 612-7415 for international participants, followed by the Conference ID, 349822. An online replay will also be available after the conference call in the Investor Relations section of the Company’s website.

Supplemental Information

Quarterly Supplemental Information as of and for the three months ended March 31, 2010 can be accessed on our website under the Investor Relations section at “www.piedmontreit.com”.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. is a fully-integrated, self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominately in large U.S. office markets and leased principally to high-credit-quality tenants. Piedmont is rated as an investment-grade company by Standard & Poor’s and Moody’s and has maintained a low-leverage strategy while acquiring over $5.5 billion in office properties over the past 12 years. Over eighty-seven percent of the Company’s Annualized Lease Revenue (as defined in our SEC filings) is derived from office properties located in the ten largest U.S. office markets including Chicago, Washington D.C., the New York metropolitan area, Boston and greater Los Angeles.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include the competitive advantage of the Company in capturing portfolio transactions that will enhance our current operating footprint; the strength of the company’s leasing portfolio and lease renewal activities; the consummation of the transaction to sell 111 Sylvan Avenue and the related $9.8 million impairment charge; the Company’s anticipated net income, depreciation and amortization, Core FFO, and Core FFO per share (diluted) for the year ending December 31, 2010.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of the Company’s large lead tenants; the impact of competition on the Company’s efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to the Company’s real estate assets and other intangible assets; the success of the Company’s real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	March 31, 2010	December 31, 2009
Assets:
Real estate assets, at cost:
Land	$651,876	$651,876
Buildings and improvements	3,672,594	3,663,391
Buildings and improvements, accumulated depreciation	(689,117)	(665,068)
Intangible lease asset	235,022	243,312
Intangible lease asset, accumulated amortization	(145,242)	(147,043)
Construction in progress	12,345	17,059

Total real estate assets	3,737,478	3,763,527
Investment in unconsolidated joint ventures	43,482	43,940
Cash and cash equivalents	76,994	10,004
Tenant receivables, net of allowance for doubtful accounts	33,152	33,071
Straight line rent receivable	95,164	95,371
Notes receivable	59,407	58,739
Due from unconsolidated joint ventures	1,202	1,083
Prepaid expenses and other assets	18,600	21,456
Goodwill	180,097	180,097
Deferred financing costs, less accumulated amortization	6,509	7,205
Deferred lease costs, less accumulated amortization	176,325	180,852

Total assets	$4,428,410	$4,395,345

Liabilities:
Lines of credit and notes payable	1,402,525	1,516,525
Accounts payable, accrued expenses, and accrued capital expenditures	83,172	97,747
Deferred income	39,079	34,506
Intangible lease liabilities, less accumulated amortization	57,689	60,655
Interest rate swap	2,316	3,866

Total liabilities	1,584,781	1,713,299
Redeemable common stock (1)	—	75,164
Shareholders’ equity (2) :
Class A common stock	534	397
Class B-1 common stock	397	397
Class B-2 common stock	397	397
Class B-3 common stock	397	398
Additional paid in capital	3,659,257	3,477,168
Cumulative distributions in excess of earnings	(820,878)	(798,561)
Redeemable common stock	—	(75,164)
Other comprehensive loss	(2,316)	(3,866)

Piedmont stockholders’ equity	2,837,788	2,601,166
Non-controlling interest	5,841	5,716

Total stockholders’ equity	2,843,629	2,606,882

Total liabilities, redeemable common stock and stockholders’ equity	$4,428,410	$4,395,345

Net Debt (Total debt less cash and cash equivalents)	$1,325,531	$1,506,521
Total Gross Assets (1)	$5,262,769	$5,207,456

(1)	Total assets exclusive of accumulated depreciation and amortization related to real estate assets.

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Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended March 31,
	2010	2009
Revenues:
Rental income	$112,106	$112,946
Tenant reimbursements	35,081	40,105
Property management fee revenue	753	697
Other rental income	496	—

Total revenues	148,436	153,748
Operating expenses:
Property operating costs	55,369	60,131
Depreciation	26,080	25,630
Amortization	11,387	13,442
General and administrative	6,630	7,371

Total operating expenses	99,466	106,574

Real estate operating income	48,970	47,174
Other income (expense):
Interest expense	(19,091)	(19,343)
Interest and other income	969	662
Equity in income of unconsolidated joint ventures	737	663

Total other income (expense)	(17,385)	(18,018)

Net income	31,585	29,156
Less: Net income attributable to noncontrolling interest	(125)	(118)

Net income attributable to Piedmont	$31,460	$29,038

Weighted average common shares outstanding - diluted	165,200	159,878

Net income per share available to common stockholders - basic and diluted	$0.19	$0.18

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Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended March 31,
	2010	2009
Net income attributable to Piedmont	$31,460	$29,038
Add:
Depreciation of real estate assets (1)	26,250	25,837
Amortization of lease-related costs (1)	11,488	13,543

Funds from operations* and core funds from operations*	69,198	68,418
Add:
Deferred financing cost amortization	696	708
Depreciation of non real estate assets	178	152
Straight-line effects of lease (revenue)/expense (1)	1,073	2,696
Stock-based and other non-cash compensation	653	1,005
Substract:
Net effect of amortization of above/(below)-market in-place lease intangibles (1)	(1,426)	(1,230)
Income from amortization of discount on purchase of mezzanine loans	(668)	(367)
Non-incremental capital expenditures (2)	(9,122)	(11,805)

Adjusted funds from operations*	$60,582	$59,577

Weighted average common shares outstanding - diluted	165,200	159,878
Funds from operations* and core funds from operations* per share (diluted)	$0.42	$0.43
Adjusted funds from operations* per share (diluted)	$0.37	$0.37

(1)	Includes adjustments for wholly-owned properties, and for our proportionate ownership in unconsolidated joint ventures.
(2)

Capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure

*Definitions

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property plus depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjust for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated as Core FFO exclusive of the net effects of: (i) amortization associated with deferred financing costs; (ii) depreciation on non-income-producing real estate assets; (iii) straight line lease revenue/ expense; (iv) amortization of above and below-market lease intangibles; (v) stock-based and other non-cash compensation expense; (vi) amortization of mezzanine discount income; and (vii) non-incremental capital expenditures (as defined above). Our proportionate share of such adjustments related to investments in unconsolidated joint ventures are also included when calculating AFFO. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

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Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income

Unaudited (in thousands)

	Three Months Ended March 31,
	2010	2009
Net income attributable to Piedmont	$31,460	$29,038
Add:
Non-controlling interest	125	118
Interest Expense	19,091	19,343
Depreciation	26,428	25,989
Amortization	11,488	13,543

Core EBITDA*	88,592	88,031
Add:
General & administrative expenses	6,695	7,407
Deduct:
Interest and other income	(969)	(662)
Lease termination income	(496)	—
Lease termination expense - straight line rent & FAS 141 write-offs	67	—

Core net operating income (Accrual basis)*	93,889	94,776
Deduct:
Straight line rent adjustment	1,006	2,696
FAS 141 adjustment	(1,426)	(1,230)

Core net operating income (Cash basis)*	93,469	96,242
Deduct:
Acquisitions	—	—
Industrial Properties	(273)	(641)
Unconsolidated joint ventures	(1,267)	(1,196)

Same Store NOI*	$91,929	$94,405

Year over year change in same store NOI	-2.6%
Fixed Charge Coverage Ratio (Core EBITDA/ Interest Expense)(1)	4.6

(1)	Piedmont had no capitalized interest, principal amortization or preferred dividends for any of the periods presented.

*Definitions

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally adding back any impairment losses and other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or liquidity. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store NOI: Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year. Same Store NOI excludes amounts attributable to industrial properties. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

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SOURCE: Piedmont Office Realty Trust

CONTACT:

Piedmont Office Realty Trust

Eddie Guilbert

770-418-8592

research.analysts@piedmontreit.com

or

Investor Relations

800-557-4830

investor.services@piedmontreit.com

or

ICR Inc.

Evelyn Infurna

203-682-8346

Evelyn.infurna@icrinc.com